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                                                                  EXHIBIT 3.1(b)

                              STATE OF DELAWARE

                      OFFICE OF THE SECRETARY OF STATE




         I, WILLIAM T. QUILLEN, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "JOHNSTON INDUSTRIES, INC." FILED IN THIS OFFICE ON THE TWENTY-SECOND DAY OF DECEMBER, A.D. 1993, AT 9 O'CLOCK A.M.
         A CERTIFIED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO KENT COUNTY RECORDER OF DEEDS ON THE TWENTY-SECOND DAY OF DECEMBER, A. D. 1993 FOR RECORDING.

                             * * * * * * * * * *





                                        s/ Willaim T. Quillen
                                        ---------------------
                                        William T. Quillen, Secretary of State
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                          CERTIFICATE OF AMENDMENT
                                     OF
                        CERTIFICATE OF INCORPORATION
                                     OF
                          JOHNSTON INDUSTRIES, INC.

                 The undersigned corporation, in order to amend its Certificate of Incorporation, hereby certifies as follows:
                 FIRST:   The name of the corporation is Johnston Industries,
Inc.
                 SECOND:   The corporation hereby amends its Certificate of
Incorporation as follows:

                 Article FOURTH of the Certificate of Incorporation, relating to the capital stock of the corporation, is hereby amended to read as follows:

                          "FOURTH:  The total number of shares of Capital Stock
                 which the Corporation shall have authority to issue is Twenty-Three Million (23,000,000) shares divided into two classes of which Three Million (3,000,000) shares of the par value of $0.01 per share shall be designated Preferred Stock and Twenty Million (20,000,000) shares of the par value of $.10 per share shall be designated Common Stock.

                          "Subject to any exclusive voting rights which may
                 vest in holders of Preferred Stock under the provisions of any series of the Preferred Stock established by the Board of Directors pursuant to authority herein provided, and except as otherwise provided by law, the holders of shares of Common Stock shall be entitled to one vote for each share upon all matters upon which stockholders have upon all matters upon which stockholders have the right to vote. Subject to any limitations prescribed in the Article FOURTH and any further limitations prescribed in accordance therewith, the holders of shares of Common Stock shall be entitled to receive when and as declared by the Board of Directors, out of the assets of the Corporation which are by law available therefor, dividends payable either in cash, in property or securities of the Corporation.
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                          "The Preferred Stock may be issued from time to time
                 in one or more series as fixed by resolution or resolutions of the Board of Directors. The resolution or resolutions of the Board of Directors may, to the full extent now or hereafter permitted by law and subject to the provisions of this Certificate of Incorporation, fix the voting powers, designations, preferences and relative, participating, optional or other special rights, and any qualifications, limitations or restrictions, of the shares of such series."

                 THIRD: The amendment effected herein was authorized by the affirmative vote of the holders of a majority of the outstanding shares entitled to vote thereon at a meeting of stockholders pursuant to Sections 222 and 242 of the General Corporation Law of the State of Delaware.
                 IN WITNESS WHEREOF, we hereunto sign our names and affirm that the statements made herein are true under the penalties of perjury, this 20th day of December, 1993.

                                                   s/Gerald B. Andrews
                                                   -------------------
                                                   GERALD B. ANDREWS, President

ATTEST:

s/John W. Johnson
-----------------
JOHN W. JOHNSON, Secretary





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